Exhibit 99.1

News Release

U.S. Bancorp Receives its Preliminary 2020 Stress Capital Buffer of 2.5 percent

MINNEAPOLIS (June 29, 2020) — U.S. Bancorp (NYSE: USB) today commented on the results of the Federal Reserve’s 2020 Dodd-Frank Act stress tests and related Comprehensive Capital Analysis and Review (CCAR).

Based on its 2020 CCAR results, the company will be subject to a preliminary stress capital buffer (SCB) of 2.5 percent for the period beginning October 1, 2020 and ending on September 30, 2021. The Federal Reserve has stated that it expects to finalize the SCB for all firms by August 31, 2020. The SCB, when added to the Basel III Common Equity Tier 1 (CET1) minimum of 4.5 percent, requires the company to remain above 7.0 percent through this period. The Company’s CET1 ratio was 9.0 percent at March 31, 2020 under the CECL transition rules.

The Federal Reserve also announced that due to the economic uncertainty from the coronavirus event, it will require all large banks to preserve capital through the suspension of share repurchase programs and by capping dividends to existing rates that do not to exceed the average of the last four quarters’ earnings. These capital preservation actions apply to the third quarter but may be extended by the Federal Reserve as economic conditions develop. U.S. Bancorp expects to recommend to its Board that the company continue to maintain its current quarterly common dividend of $0.42 per common share. The company will continue to monitor the impact of COVID-19 and will adjust its capital distributions as circumstances warrant. Additional capital distributions, including share repurchases, are subject to the approval of the company’s board of directors, and will be consistent with regulatory requirements.

“We are committed to creating and delivering value to our shareholders and our capital and liquidity position remain strong as we manage through the economic fallout from the COVID-19 pandemic,” said Andy Cecere, chairman, president and CEO of U.S. Bancorp. “We have a long and successful history of working through challenging environments and I believe these results reflect our strong balance sheet, our diverse businesses and our well- established financial discipline that will enable us to manage through this difficult COVID-19 pandemic environment.”

About U.S. Bank

U.S. Bancorp, with more than 70,000 employees and $543 billion in assets as of March 31, 2020, is the parent company of U.S. Bank National Association, the fifth-largest commercial bank in the United States. The Minneapolis- based bank blends its relationship teams, branches and ATM network with mobile and online tools that allow customers to bank how, when and where they prefer. U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner, a commitment recognized by the Ethisphere Institute naming the bank one of the 2020 World’s Most Ethical Companies. Visit U.S. Bank at www.usbank.com or follow on social media to stay up to date with company news.

Forward-looking statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this press release include, among other things, anticipated U.S. Bancorp capital distributions by dividends and share repurchases. There can be no assurance that U.S. Bancorp will return this or any amount of capital to its shareholders in the form of dividends or share repurchases in the future.

These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Investor contact: Jennifer Thompson, U.S. Bancorp Investor Relations

jen.thompson@usbank.c om, 612.303.0778, @usbank_news

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

jeffrey.shelman@usbank .com, 612.422.1423, @usbank_news

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